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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form F-4 (File No. 333-122040) of our report dated March 14, 2005, relating to the financial statements of Deutsche Telekom AG, which appears in the Deutsche Telekom AG Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

March 14, 2005

Ernst & Young AG Wirtschaftspruefungsgesellschaft Stuttgart
(Prof. Dr. Pfitzer) Wirtschaftspruefer	(Hollweg) Wirtschaftspruefer
PwC Deutsche Revision Aktiengesellschaft Wirtschaftspruefungsgesellschaft Frankfurt am Main
(Frings) Wirtschaftspruefer	(Menke) Wirtschaftspruefer

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS